EXHIBIT 11.01

                       ADVANCED TECHNOLOGY MATERIALS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                             Quarter Ended       Quarter Ended
                                                9/30/96             9/30/95
                                                -------             -------

Net income                                 $       974,618     $       200,635
                                           ===============     ===============
Average common shares outstanding                8,743,605           7,162,152
Incremental shares issuable pursuant
 to employee stock options and warrants
 (if dilutive)                                     632,359             629,226
                                                   -------             -------
Total shares                                     9,375,964           7,791,378
                                                 =========           =========

Net income per share                            $     0.10          $     0.03
                                                ==========          ==========

                                        Nine Months Ended     Nine Months Ended
                                             9/30/96               9/30/95
                                             -------               -------
Net income                                 $   2,084,512       $     209,145
                                           =============       =============
Average common shares outstanding              8,732,455           7,137,783
Incremental shares issuable pursuant
  to employee stock options and warrants
  (if dilutive)                                  629,852             556,018
                                                 -------             -------
Total shares                                   9,362,307           7,693,801
                                               =========           =========

Net income per share                            $   0.22            $    .03
                                                ========            ========


